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                                                                Exhibit 10(i)(b)

                                    AMENDMENT

In consideration of good and valuable services, including extensive efforts by SPONSOR to market the technology of Dynamic Area Telethermometry, and the consideration of One Dollar ($1.00), paid to SCIENTIST, receipt of which is hereby acknowledged, SCIENTIST and SPONSOR hereby agree to amend and restate certain sections of SECTION TWO and all of SECTION FIVE as follows:

TWO: OTHER GOOD AND VALUABLE CONSIDERATIONS:

2. The SPONSOR shall provide the SCIENTIST with the use, at the earliest possible date, but within 12 months following the exercise of this OPTION, and for the period of the GRANT, of an infrared camera manufactured by "Amber Company" which utilizes a Quantum Well Infrared Photodetector developed by the "Jet Propulsion Laboratory" in Pasadena, CA, or a devise with substantially the same performance specifications ("DEVICE"). The SPONSOR will make every effort to make the DEVICE available to the SCIENTIST at the earliest date. The title to the camera will be transferred to AMARA Inc. after a period of one year with the understanding that the camera will be used for research purposes only but not for applications in the area of breast cancer, melanoma, or diabetes. In the event of TERMINATION or GRANT REFUSAL or INCAPACITY the SPONSOR shall be relieved of the requirements of this paragraph, which shall not, in anyway, affect the validity of the transfer of the LICENSE to the SPONSOR or the SPONSOR's ownership of the LICENSE.

5. Upon the resignation of the SCIENTIST from the State University of New York at Buffalo (S.U.N.Y.) SPONSOR shall offer an employment contract ("CONTRACT") to SCIENTIST with the title and responsibilities of Vice President of Research and Development and Chief Scientific Officer and SPONSOR shall provide the SCIENTIST; (i) with monetary compensation at a gross monthly rate of $14,000. This figure shall be inclusive of all payroll and benefit related expenses; (ii) with the right to pursue other professional activities, so long as said activities do not inhibit or interfere with his responsibilities as an employee or Board of Directors member. In any event, these other professional activities shall not consume more than forty percent of SCIENTIST's normal workweek and will not be conducted in the area of breast cancer, melanoma or diabetes; (iii) with this CONTRACT having a duration of not less than five years. In the event that SCIENTIST becomes an employee of SPONSOR before the consumption of all GRANT funds, all unexpended GRANT funds will be applied to the research budget of SPONSOR's Research and Development Department of which SCIENTIST will head under this CONTRACT. The INCAPACITY of the SCIENTIST to accept the CONTRACT as described herein, shall not, in any way, affect the validity of the transfer of the LICENSE to the SPONSOR or the SPONSOR's ownership of the LICENSE.

FIVE: PERIOD OF AGREEMENT AND EXTENSION:

This AGREEMENT may be exercised by giving notice thereof to SCIENTIST, at 145 Deer Run Road, Amherst, New York, 14221, at any time during the primary period from the date of this instrument until 12 o'clock am, Oct. 15, 1997. If SPONSOR provides a $10,000 grant to the UB Foundation under the terms described in Section TWO paragraph 1 this agreement will remain in effect until 12 o'clock am, Dec. 31, 1997.

The OPTION may also be extended until March 27, 1998 by SPONSOR giving SCIENTIST written notice of extension prior to the TERMINATION of the primary period, and paying to SCIENTIST at the time of notice, the additional consideration of One Hundred Thousand Dollars ($100,000).


Executed in duplicate on September 13, 1997.

   /s/ Michael Anbar (Signature of SCIENTIST)
   ------------------------------------------

   /s/ Mark A. Fauci   (Signature of SPONSOR)
   ------------------------------------------


Mark A. Fauci
President and CEO, OmniCorder Technologies, Inc.